QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Alkermes plc (the "Company") on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard F. Pops, Chairman and Chief Executive Officer of the Company, and James M. Frates, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD F. POPS Richard F. Pops Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ JAMES M. FRATES James M. Frates Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

February 24, 2015

QuickLinks

  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002